Exhibit 10.14

January 29, 2010

Polar Capital Group, LLC

200 Portland Street, Suite 301

Boston, MA 02114

Attn: Donald Armstrong

Chief Strategy and Investment Officer

Polar News Company, LLC

200 Portland Street, Suite 301

Boston, MA 02114

Attn: Donald Armstrong

Chief Strategy and Investment Officer

Re: AOL Inc. (successor by assignment to AOL LLC) / Patch Media Corporation Merger Consideration and Accrued Interest Payable to Polar Capital Group, LLC

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated as of May 30, 2009, by and among AOL Inc., a Delaware corporation (successor by assignment to AOL LLC) (“Parent”), Pumpkin Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Patch Media Corporation, a Delaware corporation (the “Company”), and Jon Brod, in his capacity as the Stockholders’ Agent (as the same may be amended, supplemented, modified and/or restated from time to time, the “Merger Agreement”); (ii) that certain Letter Agreement, dated as of June 10, 2009, by and among Parent, Polar News Company, LLC (“Polar News”) and Polar Capital Group, LLC’s (“Polar Capital”) (the “Polar Capital Consideration Side Letter”); and (iii) that certain Letter Agreement, dated as of August 5, 2009, by and among Parent, Polar News and Polar Capital (the “Accrued Interest Side Letter”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

This letter is being delivered to document our mutual understanding regarding the implementation of the terms of the Polar Capital Side Letter and the Accrued Interest Side Letter with respect to a portion of the Polar Capital Merger Consideration (as such term is defined in the Polar Capital Consideration Side Letter). As of January 29, 2010, (i) the amount of Polar Capital Consideration (as such term is defined in the Polar Capital Consideration Side Letter) due to Polar Capital will be $4,110,269.51 (the “January 2010 Consideration Payment”), and (ii) the amount of accrued interest due to Polar Capital under the terms of the Accrued Interest Side Letter will be $1,215.19 (the “January 2010 Accrued Interest Payment”).

On January 29, 2010, after the close of trading on the New York Stock Exchange, in accordance with the terms of the Polar Capital Consideration Side Letter, Polar Capital will be issued 173,078 shares of common stock, $0.01 par value per share, of Parent (the “January 2010 Consideration Shares”) and paid $16.81 in cash in lieu of a fractional share in lieu of the January 2010 Consideration Payment and the January 2010 Accrued Interest Payment. Upon issuance of the January 2010 Consideration Shares and the $16.81 in lieu of a fractional share, Polar News or Polar Capital will cease to have any claim of any nature whatsoever with respect to, and Parent shall have no further obligation of any nature whatsoever to pay, the January 2010 Consideration Payment and the January 2010 Accrued Interest Payment.

Please indicate receipt of this letter agreement and acceptance of its terms and conditions by signing in the space provided below and returning to Parent an original signed copy of this letter.

AOL INC.

By:	/s/ Ira H. Parker
Name:	Ira H. Parker
Title:	Executive Vice President and General Counsel

Acknowledged and Agreed:

Polar Capital Group, LLC

By:	/s/ Jon Brod
Name:	Jon Brod
Title:	Manager

Polar News Company, LLC

By:	/s/ Jon Brod
Name:	Jon Brod
Title:	Manager

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